UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2023
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	VRA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2022, Vera Bradley, Inc. (the “Company”) and certain of its subsidiaries entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with Creative Genius Holdings, Inc. a California corporation, Creative Genius Investments, Inc., a California corporation, Griffin Thall and Paul Goodman (collectively “Sellers”) to purchase the remaining 25% of the outstanding membership interests (the "Remaining Pura Vida Interests") of Creative Genius, LLC, a California limited liability company (“Pura Vida”) through which the Company designs, markets and distributes bracelets, jewelry and other related accessories under the brand name Pura Vida. On July 16, 2019, the Company purchased 75% of Pura Vida's outstanding equity interest and entered into a Put/Call Agreement with the Sellers (the “Put/Call Agreement”) providing for certain rights with respect to the purchase by the Company and sale by the Sellers of the Remaining Pura Vida Interests as described below.

Pursuant to the Interest Purchase Agreement, and subject to the terms and conditions thereof, on the closing date, the Company will indirectly acquire the Remaining Pura Vida Interests (the “Transaction”) in exchange for cash consideration consisting of (i) approximately $10 million payable at closing, subject to certain adjustments. The Transaction is not subject to financing conditions. The Company’s existing available cash, cash equivalents, and investments will fund the purchase price. Following completion of the Transaction, the Company will indirectly own one hundred percent (100%) of the ownership interests in Pura Vida. The Interest Purchase Agreement also includes certain non-competition and customer, supplier and employee non-solicitation and non-interference covenants from the Sellers in favor of the Company during the four-year period beginning on the closing date of the Transaction.

The Interest Purchase Agreement provides that, as of the closing of the Transaction, all rights and obligations of the Company and the Sellers under any agreements among the parties, including the Put/Call Agreement, will be terminated. Pursuant to the Put/Call Agreement, and subject to the terms and conditions thereof, the Sellers have the right to sell all of the Remaining Pura Vida Interests to the Company, and the Company has the right to purchase all of the Remaining Pura Vida Interests from Sellers, in each case generally at any time following the fifth anniversary of the closing date of the original purchase transaction until the tenth anniversary thereof. The purchase price for any Remaining Pura Vida Interests put to, or called by, the Company will be determined based on the arithmetic average of a multiple of adjusted EBITDA of Pura Vida and a multiple of adjusted EBITDA of the Company, as defined in the Put/Call Agreement, over the twelve-month period ending on the last day of the month immediately preceding the month in which an exercise notice is delivered by a relevant party. The parties may exercise their put and call rights prior to the fifth anniversary of the closing date in the event of a change in control of the Company (as defined in the Put/Call Agreement) with respect to 25% or 50% of the Remaining Pura Vida Interests depending upon the timing of the change in control. In addition to owning, collectively, all of the outstanding stock of the two entity Sellers, Mr. Thall and Mr. Griffin are officers and members of the Board of Managers of Pura Vida. The Put/Call Agreement is being terminated as part of the termination of the Company's relationship with the Sellers.

The Interest Purchase Agreement contains customary representations, warranties, mutual releases, indemnities and covenants of the parties. The representations and warranties contained in the Interest Purchase Agreement were made solely for purposes of the Interest Purchase Agreement, were made solely for the benefit of the parties to the Interest Purchase Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Interest Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms and may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. For the foregoing reasons, the representations and warranties contained in the Interest Purchase Agreement should not be relied upon as factual information at the time they were made or otherwise.

Each party’s obligation to consummate the Transaction is subject to customary conditions as set out in the Interest Purchase Agreement, including, among others, (i) subject to certain exceptions, the accuracy of the representations and warranties of the parties; (ii) performance in all material respects by each of the parties of its obligations and satisfaction of its conditions; and (iii) the entry into relevant ancillary documents, including termination of the Employment Agreements with Mr. Thall and Mr. Goodman and a Release and Waiver Agreement with them as well. The Transaction is expected to close January 30, 2023.

The foregoing summaries of the Interest Purchase Agreement and the Put/Call Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Interest Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and the Put/Call Agreement filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the Quarter Ended August 3, 2019 filed with the SEC on September 11, 2019.

Item 1.02 Termination of a Material Definitive Agreement.

The information in Item 1.01 regarding the termination of the Put/Call Agreement is incorporated by reference in response to this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Daren Hull, Brand President, Vera Bradley; Beatrice Mac Cabe, Chief Creative Officer, Vera Bradley; and, Mary Beth Trypus, Chief Revenue Officer, Vera Bradley are no longer with the Company effective January 23, 2023.

Item 7.01 Regulation FD Disclosure.

On January 24, 2023, the Company issued a press release announcing the execution of the Interest Purchase Agreement and leadership team changes, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1*	Interest Purchase Agreement dated January 23, 2023, among Vera Bradley Holdings, LLC; Creative Genius Holdings, Inc.; Creative Genius, Inc.; Griffin Thall; and Paul Goodman
99.1	Press Release dated January 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain information has been excluded from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: January 24, 2023	/s/ Mark C. Dely
Mark C. Dely Chief Administrative Officer